UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 3, 2012

National Holdings Corporation
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

120 Broadway, 27th Floor, New York, NY 10271
 (Address of Principal Executive Offices)

(212) 417-8000
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2012, the Board of Directors (the “Board”) of National Holdings Corporation (the “Company”) appointed Peter Zurkow and Salvatore Giardina to the Board pursuant to that certain Securities Purchase Agreement, dated March 30, 2012 (the “Agreement”), between the Company and National Securities Growth Partners LLC (“NSGP”).  The Company is also filling a vacancy created by the resignation of a director, previously reported.  Mr. Zurkow will serve as a Class I director until his term expires at the 2014 annual meeting of stockholders, at which time he will stand for reelection by the Company’s stockholders. Mr. Giardina will serve as a Class III director until his term expires at the 2013 annual meeting of stockholders, at which time he will stand for reelection by the Company’s stockholders. The Company has not yet appointed Mr. Giardina or Mr. Zurkow to any Board committees.

Mr. Zurkow, 59, has served as Managing Director and Head of Corporate Finance at Britton Hill Capital since 2011.  He is Co-Founder of Gourmetrics, Inc.  From 2010 through 2012, Mr. Zurkow served as Acting EVP and Director of Finance and Business Development at Advanced Brain Technologies.  From 2007 through 2009, Mr. Zurkow served as Portfolio Manager and Chief Compliance Officer for 12 Meter Management, L.P. / Select 12 Meter Funds.  From 2004 through 2007, Mr. Zurkow was a Co-Founder and Managing Member of Fox Hall Investments, LLC.  From 2002-2004, Mr. Zurkow was a Managing Director of Investec, Inc.  From April 2001 to December 2001, he was a private investor.  Prior to joining Investec, from 1992 to April 2001 Mr. Zurkow was a Managing Director in UBS Warburg’s technology investment banking division.  He joined UBS in conjunction with its acquisition of Paine Webber Group, where Mr. Zurkow had been a Managing Director in the firm’s investment banking, principal transactions, and fixed income divisions from 1992 to 2000.  He was also a Managing Partner of PaineWebber’s alternative asset management arm and a Member of the Investment Committee for the firm’s Employee Pension Fund.  Prior to joining PaineWebber, Mr. Zurkow was an Associate Managing Director and a Portfolio Manager in the Risk Arbitrage Department of Wertheim, Schroder, and a practicing attorney in the New York office of Skadden, Arps, Slate, Meagher & Flom.  Mr. Zurkow received his A.B from Harvard in 1975 and his J.D. from Syracuse College of Law in 1978.  Mr. Zurkow is Series 7, Series 63 and Series 79 registered

Mr. Giardina, 50, has served as Chief Financial Officer of Pragma Securities LLC and its holding company, Pragma Weeden Holdings LLC, since 2009.  From 2006 through 2008, Mr. Giardina served as S.V.P. and Chief Financial Officer of G-Trade Services LLC and ConvergEx Global Markets LLC.  From 2002 through 2006, Mr. Giardina served as V.P. and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc., the publicly-traded holding company of Ladenburg Thalmann & Co, Inc., where Mr. Giardina served as its E.V.P. and Chief Financial Officer from 1998 through 2006 and as its Controller from 1990 through 1998.  From 1983 through 1990, Mr. Giardina was an auditor with the national public accounting firm of Laventhol & Horwath.  Mr. Giardina is a certified public accountant and is Series 27 registered.  Mr. Giardina earned his Bachelor of Business Administration degree from Pace University in 1983.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: October 9, 2012	By:	/s/ Mark Goldwasser
Mark Goldwasser
Chief Executive Officer